BRADEN TECHNOLOGIES INC. A Nevada Corporation

March 15th, 2004

TO EACH OF THE SHAREHOLDERS OF
LINCOLN GOLD CORP., A NEVADA CORPORATION

Dear Sirs:

Re:	BRADEN TECHNOLOGIES INC. (the "Corporation")
-
Offer to Acquire All of the Issued and Outstanding Shares of LINCOLN GOLD CORP., a Nevada corporation (“Lincoln Gold”) pursuant to Regulation S and Rule 506 of Regulation D of the United States Securities Act of 1933 (the “Act”)

We write to set forth the offer of the Corporation (the “Offer”) to you to purchase all shares of the common stock of Lincoln Gold that are registered in your name (the “Lincoln Gold Shares”).

The Corporation is making concurrent offers to each of the shareholders of Lincoln Gold (together, the “Concurrent Offers”). The Corporation is making these Concurrent Offers pursuant to the exemptions from the prospectus and registration requirements provided by Regulation S and Rule 506 of Regulation D of the Act and the British Columbia Securities Act, where applicable. This offer is made to you pursuant to Rule 506 of Regulation D of the Act based on your prior representation to Lincoln Gold that you are an “accredited investor” as defined in Rule 501 of Regulation D. If Concurrent Offers are accepted by all shareholders of Lincoln Gold, including yourself, and the acquisition is completed, then the Corporation will own all of the issued and outstanding shares of Lincoln Gold.

If the acquisition of all of the outstanding shares of Lincoln Gold is completed, the Corporation will issue an aggregate of 24,000,000 shares of its common stock to the existing shareholders of Lincoln Gold and will have a total of 35,400,000 shares of common stock outstanding. Accordingly, the existing shareholders of Lincoln Gold will own 67.8% of the outstanding shares of the Corporation. The Corporation’s assets and business operations are described in the Corporation’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 1, 2004. The Corporation is presently a reporting issuer under the Securities Exchange Act of 1934. You may review information regarding the business and financial condition of the Corporation, including the Corporation’s financial statements, on the web site of the Securities and Exchange Commission at www.sec.gov. You are advised to review this information and to discuss this Offer and the information regarding the Corporation with your professional advisors prior to acceptance of this Offer. It is also anticipated that each of Andrew F. B. Milligan and Paul F. Saxton, each of whom is a director of Lincoln Gold, will be appointed as a director of the Corporation upon completion of the acquisition of Lincoln Gold. It is also anticipated that each of James Chapman and James Currie, each of whom is a shareholder of Lincoln Gold, will also be appointed as a director of the Corporation upon completion of the acquisition of Lincoln Gold.

This Offer is on the terms and is subject to the conditions set forth in this letter. If this Offer is acceptable, we ask that you accept this Offer by following the instructions in Section 5 of this Offer. This Offer is open for acceptance until 5:00 p.m. (Pacific Time) on the 25th day of March, 2004 (the “Expiry Time”), at which time this offer will terminate unless extended in writing. This Offer will lapse if not accepted by you by the Expiry Time.

The Offer is on the following terms and is subject to the following conditions:

1.           Offer to Purchase

The Corporation offers to purchase from you all of your Lincoln Gold Shares. Upon acceptance by you, this Offer will become a firm and binding agreement between the Corporation and you for the sale of your Lincoln Gold Shares to the Corporation on the terms and subject to the conditions of this Offer. The obligation of the Corporation to purchase your Lincoln Gold Shares is subject to acceptance by shareholders of Lincoln Gold

BRADEN TECHNOLOGIES INC.	-2-
Offer to Each of the
Shareholders of Lincoln Gold Corp.,

March 15th, 2004

representing all of the issued and outstanding shares of the common stock of Lincoln Gold pursuant to this Offer and the Concurrent Offers (the “Minimum Acceptance Requirement”).

2.           Issue of Corporation Shares

The Corporation will issue to you ten (10) shares of common stock of the Corporation (each a “Corporation Share” and together, the “Corporation Shares”) in consideration for each Lincoln Gold Share that you own on closing if you accept this Offer and conditions of closing described in Section 5 of this Offer are met. Delivery of share certificates representing the Corporation Shares will be in accordance with Section 5 of this Offer and will be conditional upon delivery by you of any share certificates representing your Lincoln Gold Shares that have been delivered to you by Lincoln Gold.

3.           Accredited Investor Representation and Restricted Stock Agreements

You must be an “Accredited Investor” in order for you to accept this Offer as the Corporation Shares are being offered to you pursuant to Rule 506 Regulation D of the Act. The term “Accredited Investor” is defined in Rule 501(a) of Regulation D of the Act, as amended.

In order to meet the definition of an “Accredited Investor” in Rule 501(a), you must satisfying one or more of the following categories (please place an "X" on each appropriate box):

☐ Category 1. Any director or executive officer of the Company;

☐ Category 2. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase, exceeds $1,000,000;

☐            Category 3.       Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

☐            Category 4.       Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Category 5. Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐            Category 6.        Any bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loanassociation or other institution as defined in Section any insurance company as defined in Section 2(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940or a business development company as defined in Section 2(a)(48) of the 1933 Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefit of its employees if such plan has total assets in excess of $5,000,000; and an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of said Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

BRADEN TECHNOLOGIES INC.	-3-
Offer to Each of the
Shareholders of Lincoln Gold Corp.,

March 15th, 2004

☐            Category 7.       .Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the 1933 Act;

☐            Category 8.       Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act; or

☐ Category 9. Any entity in which all of the equity owners are accredited investors;

If you are not an “Accredited Investor”, as defined above, then you are not eligible to accept this Offer and any acceptance by you will not obligate the Corporation to purchase your Lincoln Shares.

You will acknowledge and agree by acceptance of this Offer that the Corporation Shares will be “restricted shares” under the Act and can only be sold pursuant to registration under the Act or pursuant to a further exemption from the registration requirements of the Act. In order to confirm the restricted status of the Corporation Shares, you acknowledge and agree that all certificates representing the Corporation Shares will be endorsed with the following legend in accordance with Regulation D of the Act:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SHARES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.”

4.          Additional Representations and Warranties

You will make the following representations and warranties to the Corporation by acceptance of this Offer that will be relied upon by the Corporation in purchasing your Lincoln Gold Shares:

(1)
The Lincoln Gold Shares are owned by you as the legal and beneficial owner with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever;

(2)	You have all necessary power and authority to deal with, transfer and sell Lincoln Gold Shares in accordance with this Agreement;

(3)
No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from you of any of Lincoln Gold Shares held by you;

(4)
The entering into of this agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which you may be a party;

(5)	This agreement has been duly authorized, validly executed and delivered by you;

(6)
You have had full opportunity to review the Corporation’s filings with the United States Securities and Exchange Commission ("SEC”) and additional information regarding the business and financial condition of the Corporation with your legal, tax and financial advisors prior to

BRADEN TECHNOLOGIES INC.	-4-
Offer to Each of the
Shareholders of Lincoln Gold Corp.,

March 15th, 2004

acceptance of the Offer. You believe you have received all the information you consider necessary or appropriate for deciding whether to exchange your Lincoln Shares for the Corporation Shares. You further represent that you have had an opportunity to ask questions and receive answers from the directors and officers of the Corporation regarding the terms and conditions of the acquisition of Lincoln Gold by the Corporation and the business, properties, prospects and financial condition of the Corporation. You have had full opportunity to discuss this information with your legal and financial advisers prior to execution of this Agreement;

(7)
You hereby acknowledge that this Offer and the offering of Corporation Shares has not been reviewed by the SEC and that the Corporation Shares will be issued by the Corporation pursuant to an exemption from registration provided by Regulation D pursuant to the United States Securities Act;

(8)	You are not aware of any advertisement of the Corporation Shares;

(9)
You are acquiring the Corporation Shares subscribed to hereunder as principal for your own benefit and as an investment for your own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and you have no present intention of selling, granting any participation in, or otherwise distributing the same;

(10)
You do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any acquisition of the Corporation Shares;

(11)	You have full power and authority to accept this Offer which, when accepted, will constitute a valid and legally binding obligation, enforceable in accordance with its terms;

(12)	You can bear the economic risk of an investment in the Corporation Shares;

(13)
You have satisfied yourself as to the full observance of the laws of your jurisdiction in connection with the Offer, including (i) the legal requirements within your jurisdiction for the issuance of the Corporation Shares to you, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acceptance of this Offer by you;

(14)
You have such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect your interests in connection with this transaction.

5.          Acceptance and Closing

The closing of the purchase and sale of your Lincoln Gold Shares (the “Closing”) will take place on the 26th day of March, 2004, subject to the satisfaction of the following conditions:

1.	the Corporation will have received acceptances of the Concurrent Offers representing the agreement of the shareholders of Lincoln Gold to sell all of the shares of Lincoln Gold to the Corporation;

2.
Lincoln Gold will have delivered to the Corporation the following financial statements, each in the form necessary to satisfy the Corporation’s disclosure obligations as a reporting issuer under the Securities Exchange Act of 1934 arising as a consequence of the acquisition by the Corporation of Lincoln Gold:

	(a)	Audited financial statements for the period ended December 31, 2003, including an audited balance sheet as at December 31, 2003.

BRADEN TECHNOLOGIES INC.	-5-
Offer to Each of the
Shareholders of Lincoln Gold Corp.,

March 15th, 2004

In the event that the above conditions are not satisfied, then the Corporation will have no obligation to purchase your Lincoln Gold Shares and will have no liability or other obligation to you.

The Closing will be completed by the issue by the Corporation of the Corporation Shares in your name against delivery by you of certificates representing your Lincoln Gold Shares duly endorsed for transfer to the Corporation. You agree that the certificates representing the Corporation Shares may be delivered to you after Closing by no later than the 31st day of March, 2004 in order to facilitate printing of share certificates by the Corporation’s transfer agent.

If you wish to accept this Offer, then you must execute this Offer where indicated below and deliver the executed Offer together with any share certificates representing your Lincoln Gold Shares duly endorsed for transfer to the Corporation to us at our address as follows:

BRADEN TECHNOLOGIES INC.
Suite 306 – 1140 Homer Street
Vancouver, B.C., V6B 2X6
Attention: Mr. Peter Bell, President
Facsimile: 604-689-1722

Yours truly,

BRADEN TECHNOLOGIES INC.
by its authorized signatory:

Per:
Peter Bell
President

The undersigned shareholder of Lincoln Gold hereby (i) accepts the Offer of Braden Technologies Inc.; (ii) confirms the representation and warranties of the shareholder herein; and (iii) hereby sells, assigns and transfers to Braden Technologies Inc. the number of shares of the common stock of Lincoln Gold indicated below free and clear of all liens, charges and encumbrances in consideration for the issue of shares of the common stock of Braden Technologies Inc. on the terms and subject to the conditions of the Offer. The undersigned shareholder hereby irrevocably constitutes and appoints Peter Bell as the attorney of the shareholder to transfer all shares of Lincoln Gold in the name of the shareholder, with full power of substitution in the premises. The undersigned shareholder agrees that a faxed copy of the shareholder’s signature may be relied upon for acceptance by Braden Technologies Inc. and will be effective to bind the shareholder.

Date of Acceptance:

Signature of Lincoln Gold Shareholder:

Name of Lincoln Gold Shareholder:

Number of Shares of Lincoln Gold Held: